UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): July 9, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 9, 2015, Hanger, Inc. (the “Company”) and certain of the Company’s subsidiaries (the “Guarantors”) entered into the Fourth Supplemental Indenture to the Indenture, dated November 2, 2010 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust Company, as Trustee (the “Trustee”), pursuant to which the Company has issued $200,000,000 aggregate principal amount 7 1/8% Senior Notes due 2018 (the “Notes”).  The Fourth Supplemental Indenture amends and waives certain provisions of the Indenture as described below.

The Fourth Supplemental Indenture amends, effective as of September 29, 2014, the reporting covenant in the Indenture to eliminate until November 16, 2015 any obligation for the Company to deliver to the Trustee or the noteholders the following reports required to be filed or furnished with the Securities and Exchange Commission (the “SEC”): Form 10-Qs for the periods ended September 30, 2014, March 31, 2015 and June 30, 2015 and Form 10-K for the period ended December 31, 2014.  The Fourth Supplemental Indenture also waives any default or event of default under the Indenture that may occur or exist as a result of or in connection with the Company’s failure to timely deliver to the Trustee or the noteholders, or file with the SEC, the delayed SEC reports, provided that such delayed SEC reports are delivered to the Trustee or the noteholders or filed with the SEC by November 16, 2015.

The Company conducted a consent solicitation regarding the amendment and waiver contained in the Fourth Supplemental Indenture (the “Consent Solicitation”).  The Consent Solicitation expired at 5:00 p.m., New York City time, on July 8, 2015.  Only holders of record of the Notes as of 5:00 p.m., New York City time, on June 29, 2015, were eligible to deliver consents in the Consent Solicitation.  The Company paid to the holders who delivered valid and unrevoked consents prior to the expiration time a cash payment of $2.50 per $1,000 principal amount of Notes for which consents were delivered by such holder.

The complete terms and conditions of the Consent Solicitation were set forth in a Notice of Consent Solicitation and the related Form of Consent that were sent to noteholders.

Wells Fargo Securities, LLC acted as the solicitation agent for the Consent Solicitation and D.F. King & Co., Inc. acted as the information and tabulation agent for the Consent Solicitation.

The foregoing summary of the Fourth Supplemental Indenture is not complete and is subject to, and qualified in its entirety by, the full text of the Fourth Supplemental Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the press release issued by the Company regarding the expiration of the Consent Solicitation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.   The following exhibits are being filed herewith:

(10.1)                                        Fourth Supplemental Indenture, dated as of July 9, 2015, between Hanger, Inc., each of the Subsidiary Guarantors party thereto, and Wilmington Trust Company, as trustee.

(99.1)                                        Press release of Hanger, Inc. issued July 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:  July 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Fourth Supplemental Indenture, dated as of July 9, 2015, between Hanger, Inc., each of the Subsidiary Guarantors party thereto, and Wilmington Trust Company, as trustee.

(99.1)	Press release of Hanger, Inc. issued July 9, 2015.